EXHIBIT 10.2

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “APA”) is entered into effective as of the date of the last signature (the “Effective Date”), by and among ZEUUS, INC., a Nevada corporation (“Purchaser”), and ANDREI SELEZNEV, NIKOLAY ALEKSEEV, and ILIA ALEKSEEV, individuals residing in Montenegro and Russia (each, a “Seller,” and collectively, the “Sellers”). Purchaser and Sellers are each hereinafter referred to individually, as a “Party,” and collectively, as the “Parties.”

Recitals

A.

Sellers have developed innovative wind turbine technology using the concentration of wind stream, which increases the efficacy of wind turbines in weak and medium winds (the “Wind Turbine Technology”).

B.

Sellers desire to sell to Purchaser, and Purchaser desires to acquire from Sellers, all of the assets comprising the current version of the Wind Turbine Technology (which includes all Intellectual Property (defined below), code, other intangibles, and all related documentation associated with the Wind Turbine Technology).

C.

The Parties desire to work together over the next two years to further develop the Wind Turbine Technology and implement, grow, commercialize, and protect the branding, marketing, and sales of the Wind Turbine Technology on the terms and conditions set forth in this APA.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference), the respective representations, warranties, covenants, and agreements set forth in this APA, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Parties agree as follows:

Article 1

Definitions and Interpretation

Section 1.01

Defined Terms. When used herein, the following terms will have the meanings set forth below:

(a)

“Acquired Assets” has the meaning specified in section 2.02.

(b)

“APA” means this Asset Purchase Agreement, including all schedules and exhibits hereto, as amended, modified, supplemented, restated, or renewed from time to time.

(c)

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline, or ordinance.

(d)

“Authorizations” means franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations, and permits.

(e)

“Bill of Sale” has the meaning specified in section 2.02.

(f)

“Closing” has the meaning specified in subsection 2.08(b).

(g)

“Closing Date” has the meaning specified in subsection 2.08(b).

(h)

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(i)

“Confidential Information” has the meaning specified in subsection 8.03(d).

(j)

“Effective Date” has the meaning specified in the preamble.

(k)

“Effective Time” has the meaning specified in subsection 2.08(b).

(l)

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m)

“Excluded Assets” has the meaning specified in section 2.03.

(n)

“GAAP” means generally accepted accounting principles in the United States that are: (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and other recognized principle setting bodies, in effect from time to time; (ii) applied on a basis consistent with prior periods; and (iii) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.

(o)

“Indemnified Party” has the meaning specified in section 9.02.

(p)

“Indemnifying Party” has the meaning specified in section 9.02.

(q)

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks, service marks, trade names, brand names, logos, trade dress, design rights, and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications, and renewals for, any of the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or governmental authority, web addresses, web pages, websites and related content, accounts with social media companies and the content found thereon and related thereto, and URLs; and (vi) other intellectual property and related proprietary rights, interests, and protections (including all rights to sue, recover, and retain damages, costs, and attorneys’ fees for past, present, and future infringement and any other rights relating to any of the foregoing).

(r)

“Liens” means, respecting any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind concerning such property or asset or any other restrictions or limitations of any nature whatsoever.

(s)

“Material Adverse Effect” means any event, change, or effect that has or would have a materially adverse effect on the financial condition, business, or results of operations of an entity or group of entities, taken as a whole.

(t)

“Nevada Law” means laws governing corporations under the Nevada Revised Statutes, as amended.

(u)

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity, or group.

(v)

“Purchaser” means Zeuus, Inc., a Nevada corporation.

(w)

“Purchaser Representatives” has the meaning specified in subsection 8.03(b).

(x)

“Required Consents” has the meaning specified in section 3.07.

(y)

“SEC” means the United States Securities and Exchange Commission.

(z)

“SEC Reports” has the meaning specified in section 4.04.

(aa)

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(bb)

“Seller” and “Sellers” have the meanings specified in the preamble.

(cc)

“Sellers Disclosure Schedules” has the meaning specified in Article 3.

(dd)

“Sellers Representatives” has the meaning specified in subsection 8.03(a).

(ee)

“Tax” (and, with correlative meanings, “Taxes” and “Taxable”) means any:

(i)

income tax; alternative or add-on minimum tax; gross receipts tax; sales tax; use tax; ad valorem tax; transfer tax; franchise tax; profits tax; license tax; withholding tax; payroll tax; employment tax; excise tax; severance tax; stamp tax; occupation tax; property tax; environmental or windfall profit tax; custom, duty or other tax; impost; levy; governmental fee; or other like assessment or charge of any kind whatsoever, together with any interest, penalty, or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign);

(ii)

liability for the payment of any amounts of the type described in clause (a) above as a result of being a member of an affiliated, consolidated, combined, or unitary group for any Taxable period; and

(iii)

liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other Person.

(ff)

“Tax Return” means any return, report, declaration, form, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

(gg)

“Wind Turbine Technology” means the innovative wind turbine technology using the concentration of wind stream, which increases the efficacy of wind turbines in weak and medium winds, including all Intellectual Property (defined below), code, other intangibles, and all related documentation associated with the Wind Turbine Technology.

(hh)

“Zeuus Stock” means Purchaser’s common stock.

Section 1.02

Interpretation. The language in all parts of this APA will be in all cases construed simply according to its fair meaning and not strictly for or against any Party. Section headings contained in this APA are for reference purposes only and will not affect the meaning or interpretation of this APA. Except when the context clearly requires to the contrary: (a) all references in this APA to designated “sections” are to the designated sections and other subdivisions of this APA; (b) instances of gender or entity-specific usage (e.g., “his,” “her,” “its,” or “individual”) will not be interpreted to preclude the application of any provision of this APA to any individual or Person; (c) the word “or” will not be applied in its exclusive sense, unless the context otherwise requires; (d) “including” will mean that the items listed are illustrative and without limitation on the antecedent reference, without any implication that all or even most of the components are mentioned; (e) references to laws, regulations, and other governmental rules (collectively, “rules”), as well as to contracts, agreements, and other instruments (collectively, “instruments”), will mean such rules and instruments as in effect at the time of determination (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the effective date) and will include all successor rules and instruments thereto; (f) references to “$,” “cash,” or “dollars” will mean the lawful currency of the United States; (g) unless otherwise indicated, periods within which a payment is to be made or any other action is to be taken hereunder will be calculated excluding the day on which the period commences and including the day on which the period ends; (h) references to “federal” will be to laws, agencies, or other attributes of the United States (and not to any state or locality thereof); (i) the meaning of the terms “domestic” and “foreign” will be determined by reference to the United States; (j) if any day specified in this APA for any notice, action, or event is not a business day, then the due date for such notice, action, or event will be extended to the next succeeding business day; (k) references to “days” will mean calendar days; references to “business days” will mean all days other than Saturdays, Sundays, and days that are legal holidays in the state of New York; (l) references to monthly or annual anniversaries will be to the actual calendar months or years at issue (without taking into account the actual number of days in any such month or year); (m) days, business days, and times of day will be determined by reference to local time in New York; (n) the English language version of this APA and all documents or instruments delivered by any Party hereto will govern all questions of interpretation relating to this APA, notwithstanding that this APA may have been translated into, and executed in, other languages; (o) whenever in this APA a Person is permitted or required to make a decision in its “discretion” or under a grant of similar authority or latitude, such Person will be entitled to consider only such interests and factors as it deems appropriate, in its absolute discretion; and (p) whenever in this APA a Person or group is permitted or required to make a decision in its “good faith” or under another express standard, the Person will act under such express standard and will not be subject to any other or different standard imposed by this APA or other Applicable Law.

Article 2

Acquisition of Assets; Purchase Price

Section 2.01

Purchase and Sale of Assets. On the Closing Date and subject to the terms and conditions of this APA, Sellers hereby irrevocably sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser hereby purchases from Sellers, all of Sellers’ right, title, and interest, as applicable, in and to all of the Acquired Assets, but excluding the Excluded Assets in each case, at and as of the Closing Date, free and clear of all Liens.

Section 2.02

Acquired Assets. Subject to section 2.03, the “Acquired Assets” consist of all of the assets of Sellers that are listed on Exhibit A and the General Assignment and Bill of Sale (“Bill of Sale”) in substantially the form attached hereto as Exhibit B.

Section 2.03

Excluded Assets. Notwithstanding anything to the contrary in this APA, the following specified rights, properties, claims, and assets will be retained by Sellers and will be excluded from the Acquired Assets (collectively, the “Excluded Assets”). The Excluded Assets are:

(a)

accounts receivable relating to the Acquired Assets as of the Closing Date; and

(b)

all liabilities of Sellers relating to the Acquired Assets existing as of the Closing Date.

Section 2.04

Retained Liabilities. Purchaser will not assume or be obligated to pay, perform, or otherwise discharge any liability or obligation of Sellers or any of their respective affiliates of any kind whatsoever, whether, accrued, direct or indirect, known or unknown, absolute or contingent.

Section 2.05

Purchase Price and Payment. As consideration for the sale of the Acquired Assets and other commitments of Sellers set forth in this APA, on the Closing Date, Purchaser will: (a) wire transfer $100,000 in immediately available funds to an account designated by Sellers; and (b) issue to each Seller $266,667 worth of Zeuus Stock based on the average of the closing price per share of Zeuus Stock for the 30 trading days prior to the Effective Date.

Section 2.06

Instruments of Transfer; Further Assurances. At the Closing, Sellers and Purchaser will each deliver to the other executed counterparts of this APA and the Bill of Sale conveying all of the Acquired Assets to Purchaser. At the Closing, and at all times thereafter as may be necessary, Sellers (at Sellers’ expense) will execute and deliver to Purchaser: (a) such other instruments of transfer as are reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Acquired Assets and to comply with the purposes and intent of this APA; and (b) such other instruments as are reasonably necessary or appropriate to evidence the assignment by Sellers and assumption by Purchaser of the Acquired Assets to the extent provided in Article 2.

Section 2.07

Nonassignability. Notwithstanding any other provision of this APA, this APA will not be deemed to constitute an assignment of, or an agreement to assign, any Acquired Asset or any claim, right, or benefit arising thereunder or resulting therefrom if an assignment or attempted assignment thereof, without the consent of a third party with respect thereto, would constitute a breach or other contravention thereof or adversely affect the rights of Purchaser thereunder in any material respect. To the best of Sellers’ knowledge, there are is no Person other than Sellers with any claim or right to the Acquired Assets. Accordingly, Sellers will use commercially reasonable efforts to obtain the consent of any other Persons to any the Acquired Assets or any claim or right or any benefit arising thereunder for the assignment thereof to Purchaser as Purchaser may reasonably request in writing, including the Required Consents. Sellers will be solely responsible for all fees and expenses paid to third parties to obtain such consents. If any such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Purchaser therein in any material respect, Sellers will cooperate with Purchaser in entering into a mutually agreeable arrangement under which either: (a) Purchaser would in all material respects obtain the benefits, assume the obligations, and bear the economic burden thereunder in accordance with this APA, including subcontracting, sublicensing, or subleasing to Purchaser; or (b) Sellers would enforce for the benefit of Purchaser, at Sellers’ expense, any and all of their rights against any third party thereto, and Sellers would pay to Purchaser when received all monies received by them under any such Acquired Asset or any material claim, right, or benefit arising thereunder.

Section 2.08

Due Diligence and Closing.

(a)

Commencing on the Effective Date, Purchaser will have 60 calendar days before the Closing Date to conduct its due diligence review of the Wind Turbine Technology in accordance with the terms and conditions of section 8.03.

(b)

The closing of the purchase and sale of the Acquired Assets (the “Closing”) will occur on or before 6th June, 2021 (the “Closing Date”). Any extension of the Closing Date may be made only with the Parties’ mutual written consent. The Closing will take place by the exchange of documents and funds electronically, by facsimile, or via overnight courier by a recognized national courier service as soon as practicable (but in any event within two business days) after the satisfaction or, if permissible, waiver of the conditions set forth in Articles 5 and 6, or at such other date, time, and place as the Parties may agree. For all purposes hereof, the term “Effective Time” will be 12:01 a.m., Nevada time, on the Closing Date. Subject to Article 10, failure to consummate the Closing will not result in the termination of this APA or relieve any Person of any obligation hereunder.

Section 2.09

Restrictions on Transfer of Shares. Transfer of the Zeuus Stock to Sellers in accordance with this APA will be subject to certain restrictions under the Securities Act and Regulation D promulgated by the SEC thereunder and certain applicable state securities laws. The Zeuus Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is under no obligation to register the Zeuus Stock under the Securities Act or under Section 12 of the Exchange Act, except as expressly agreed to in writing by Purchaser; and the certificates representing the Zeuus Stock will bear a legend so restricting the sale of such shares.

Section 2.10

Lock-Up Period. Sellers agree to not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of Zeuus Stock for the period commencing on the Closing Date and terminating 18 months thereafter.

Article 3

Representations and Warranties of Sellers

Each Seller hereby represents, covenants, and warrants as follows to Purchaser, such representations, covenants, and warranties to be made as of the date hereof and at and as of the Closing Date, to survive the Closing (except as otherwise expressly set forth in Article 7) and to continue in accordance with the terms hereof, as set forth in this Article 3 and as limited, qualified by, or except as otherwise set forth in the written disclosure schedules to this APA separately provided by Sellers to Purchaser (the “Sellers Disclosure Schedules”).

Section 3.01

Authority. Sellers have all requisite power and authority to execute and deliver this APA, to perform their obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this APA by Sellers and the consummation by Sellers of the transactions contemplated hereby have been duly authorized by all necessary action, and no other proceedings on the part of Sellers are necessary to authorize this APA or to consummate the transactions contemplated hereby. This APA has been duly executed and delivered by Sellers and, assuming the due authorization, execution, and delivery thereof by Purchaser, constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except that: (a) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors’ rights generally; and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.02

Title to Property. Except as described in Sellers Disclosure Schedule 3.02, Sellers have good and marketable title to all of the Acquired Assets, free and clear of all Liens. Upon delivery to Purchaser on the Closing Date of the instruments of transfer contemplated by Article V, Sellers will thereby transfer to Purchaser good and marketable title to the Acquired Assets being conveyed, free and clear of all Liens, except as described in Sellers Disclosure Schedule 3.02.

Section 3.03

Intellectual Property. Exhibit A lists all of Sellers’ Intellectual Property included in the Acquired Assets. Sellers own or have adequate, valid, and enforceable rights to use all the Acquired Assets, free and clear of all Liens. Sellers are not bound by any outstanding judgment, injunction, order or decree restricting the use of the Acquired Assets or restricting the assignment or licensing thereof to any Person. With respect to the Intellectual Property listed on Exhibit A: (a) all such Intellectual Property is valid, subsisting, and in full force and effect; (b) Sellers have paid all maintenance fees and made all filings required to maintain Sellers’ ownership thereof; and (c) Sellers’ prior and current use of the Acquired Assets has not and does not infringe, violate, dilute, or misappropriate the Intellectual Property of any Person, and there are no pending or threatened proceedings, litigation, or other adverse claims by any Person respecting the ownership, validity, enforceability, effectiveness, or use of the Acquired Assets. No Person is infringing, misappropriating, diluting, or otherwise violating any of the Acquired Assets, and Sellers have not made or asserted any claim, demand, or notice against any Person alleging any such infringement, misappropriation, dilution, or other violation. Continuing use of the Acquired Assets as provided does not infringe, violate, dilute, or misappropriate the Intellectual Property of any Person, and the Acquired Assets comprise all rights necessary to permit the development and commercialization of the Wind Turbine Technology.

Section 3.04

Litigation and Proceedings. Except as set forth in Sellers Disclosure Schedule 3.04, there are no actions, suits, or proceedings pending or, to the knowledge of Sellers, threatened by or against, or affecting Sellers or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Sellers do not have any knowledge of any default on them, individually or collectively, with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.05

Material Contract Defaults. Except as set forth in Sellers Disclosure Schedule 3.05, Sellers are not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment that is material to the properties, assets, or condition of Sellers, and there is no event of default or other event that with notice or lapse of time, or both, would constitute a default in any material respect under any contract, agreement, lease, or other commitment for which Sellers have not taken adequate steps to prevent from occurring.

Section 3.06

Taxes. All federal, state, local, and foreign Tax Returns required to be filed by or on behalf of Sellers have been filed with the appropriate governmental agency and all jurisdictions in which such reports are required to be filed and all Taxes that have become due or payable pursuant to such Tax Returns or to any assessment have been paid.

Section 3.07

Consents and Permits. Included in Sellers Disclosure Schedule 3.07 is a description of each contract, agreement, lease, or other commitment, written or oral, to which each Seller is a party or to which any of their respective properties or assets are subject pursuant to which the consent of the other party is required in order to consummate the transactions herein contemplated (the “Required Consents”), except when the failure to obtain such consent would not have a Material Adverse Effect on the Acquired Assets. Sellers will use their best efforts to obtain from all third parties any Required Consents in order to consummate the transactions contemplated by this APA.

Section 3.08

No Conflict with Other Instruments. The execution of this APA and the consummation of the transactions contemplated by this APA will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which a Seller is a party or to which any of their respective properties or activities are subject.

Section 3.09

Compliance with Laws and Regulations. Sellers have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, foreign or domestic, except to the extent that noncompliance would not materially and adversely affect the properties, assets, or condition of Sellers or except to the extent that noncompliance would not result in the incurrence of any material liability for Sellers.

Section 3.10

Information. The information concerning Sellers set forth in this APA, in the exhibits hereto, and in the Sellers Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.11

Liabilities and Obligations.

(a)

Except to the extent disclosed in Sellers Disclosure Schedule 3.11(a), no liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) are secured by a Lien on any of Sellers’ assets.

(b)

Except as set forth Sellers Disclosure Schedule 3.11(b), no Person with which a Seller is affiliated is indebted to Sellers, and Sellers have no indebtedness or liability to any member, shareholder, or corporation or entity with which they are affiliated.

(c)

Sellers are not in default under any evidence of indebtedness for borrowed money.

Section 3.12

Validity of APA. Neither the execution and the delivery of this APA nor the performance of any of the covenants or obligations to be performed hereunder by Sellers will: (a) result in any violation of any order, decree, or judgment of any court or other governmental body or Applicable Law by Sellers; or (b) constitute a default under any indenture, mortgage, deed of trust, or other contract to which a Seller is a party or by which a Seller is bound.

Section 3.13

Completeness of Representations and Schedules.

(a)

Sellers Disclosure Schedules and exhibits hereto completely and correctly present in all material respects the information required by this APA. This APA, any Sellers Disclosure Schedules, and exhibits to be delivered under this APA; the representations and warranties of this Article 3; and the documents and written information pertaining to Sellers furnished to Purchaser or the Purchaser Representatives do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

(b)

Sellers will promptly notify Purchaser of any event or change in circumstances that contradicts the representations that Sellers has made in this Article 3 or if Sellers are subject to any material events that may affect their ongoing activities or the Acquired Assets, such as litigation or financial distress.

Section 3.14

Finder’s Fees. No broker or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this APA based upon arrangements made by or on behalf of Sellers.

Article 4

Representations and Warranties of Purchaser

Purchaser hereby represents, covenants, and warrants as follows to Sellers, such representations, covenants, and warranties to be made as of the date hereof and at and as of the Closing Date, to survive the Closing (except as otherwise expressly set forth in Article 7) and to continue in accordance with the terms hereof, as set forth in this Article 4.

Section 4.01

Authority. Purchaser has all requisite corporate power and authority to execute and deliver this APA, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this APA by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Purchaser are necessary to authorize this APA or to consummate the transactions contemplated hereby. This APA has been duly executed and delivered by Purchaser and, assuming the due authorization, execution, and delivery thereof by Sellers, constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that: (a) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors’ rights generally; and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.02

Organization and Good Standing. Purchaser is a corporation duly organized and existing in good standing under Nevada Law. Purchaser has full corporate power and authority to carry on its business as now conducted. Purchaser is duly qualified to transact business in the state of Nevada and in all states and jurisdictions in which its business or ownership of its properties or assets makes it necessary so to qualify (other than in jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter).

Section 4.03

Capitalization. The authorized capital stock of Purchaser consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date of this APA, approximately 10,530,000 shares of common stock (or Zeuus Stock) are issued and outstanding. The issued and outstanding shares of common stock are validly issued, fully paid, nonassessable, and subject to no restrictions on transfer other than Securities Act restrictions applicable to restricted securities. There are no treasury shares.

Section 4.04

Filings; Financial Statements.

(a)

True and complete copies of all Annual Reports on Form 10-K; all Quarterly Reports on Form 10-Q; all proxy, information, or consent solicitation statements relating to meetings of shareholders or consents in lieu thereof (whether annual or special); all Current Reports on Form 8-K; and all other reports, schedules, registration statements, or other documents, and amendments thereto, filed with the SEC by Purchaser since its inception (the “SEC Reports”) are available to Sellers through the SEC’s website at www.sec.gov. Purchaser has filed all forms, reports, statements, and other documents required to be filed with: (i) the SEC, including the SEC Reports; (ii) any applicable state securities authorities; and (iii) any other applicable federal, state, or local regulatory authorities; except when the failure to file any such forms, reports, statements, or other documents would not have a Material Adverse Effect. As of their respective dates, or as of the date of the last amendment thereof if amended after filing, none of the SEC Reports (including all schedules thereto and disclosure documents incorporated by reference therein) contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the SEC Reports as of the time of filing, or as of the date of the last amendment thereof if amended after filing, complied in all material respects with the Exchange Act or the Securities Act, as applicable.

(b)

Purchaser has made all filings and reports required under all Applicable Laws respecting its business and any predecessor entity, except filings and reports in those jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders the required filings or reports unnecessary as a practical matter.

(c)

The consolidated financial statements of Purchaser included in the SEC Reports fairly present, in conformity in all material respects with GAAP, the consolidated financial position of Purchaser as of the dates thereof and the consolidated results of operations and changes in financial position for the periods then ended.

Section 4.05

Liabilities and Obligations.

(a)

Except to the extent set forth in Purchaser’s financial statements or disclosed in its SEC Reports, Purchaser has no liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) secured by a Lien on any of its assets.

(b)

Except as set forth in Purchaser’s financial statements, no Person with which Purchaser is affiliated is indebted to Purchaser, and Purchaser has no indebtedness or liability to any shareholder or any Person with which it is affiliated.

(c)

Except to the extent set forth in Purchaser’s financial statements or disclosed in its SEC Reports, Purchaser is not in default under any evidence of indebtedness for borrowed money.

Section 4.06

Taxes. Purchaser has filed all Tax Returns or forms that are required to be filed since its inception. No Taxes are due to any federal, state, local, or foreign Tax authority. Purchaser is not obligated to make any payments and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

Section 4.07

Compliance with Securities Laws, Rules, and Regulations. All securities of Purchaser issued since its inception have been issued pursuant to and in compliance with Applicable Laws; specifically, all offers and sales of shares of common stock were registered with the SEC or made pursuant to exemptions from the registration requirements of Section 5 of the Securities Act and available exemptions provided by applicable state securities laws.

Section 4.08

Validity of APA. Neither the execution and the delivery of this APA nor the performance of any of the covenants or obligations to be performed hereunder by Purchaser will: (a) result in any violation of any order, decree, or judgment of any court or other governmental body or

Applicable Law by Purchaser; (b) result in any breach of any terms or provisions of Purchaser’s articles of incorporation or bylaws; or (c) constitute a default under any indenture, mortgage, deed of trust, or other contract to which Purchaser is a party or by which Purchaser is bound.

Section 4.09

Completeness of Representations and Schedules.

(a)

The SEC Reports, this APA and exhibits to be delivered under this APA; the representations and warranties of this Article 4; and the documents and written information pertaining to Purchaser furnished to Sellers or the Sellers Representatives completely and correctly present in all material respects the information required by this APA and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

(b)

Purchaser will promptly notify Sellers of any event or change in circumstances that contradicts the representations that Purchaser has made in this Article 4, or if Purchaser is subject to any material events that may affect its ongoing business operations, such as litigation or financial distress.

Section 4.10

Finder’s Fees. No broker or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this APA based upon arrangements made by or on behalf of Purchaser.

Article 5

Conditions Precedent to the Obligations of Purchaser

The obligations of Purchaser pursuant to this APA are, at the option of Purchaser, subject to the fulfillment, on or before the Closing Date, of the following conditions:

(a)

Sellers have duly executed and delivered this APA, the Bill of Sale, and the Executive Employment Agreements to Purchaser, and all requisite action required to consummate the transactions contemplated hereby has been duly and validly taken by Sellers.

(b)

All representations and warranties of Sellers contained in this APA are true in all material respects as of the Closing Date.

(c)

Sellers have performed and complied with all agreements, terms, and conditions required by this APA to be performed or complied with by them.

(d)

No action or proceeding before any court or other governmental body has been instituted that prohibits or invalidates, or threatens to prohibit or invalidate, the transactions contemplated by this APA.

(e)

Purchaser has received Sellers Disclosure Schedules, which are acceptable in form and content to Purchaser.

Article 6

Conditions Precedent to the Obligations of Sellers

The obligations of Sellers under this APA are, at the option of Sellers, subject to the fulfillment to Sellers’ satisfaction on or before the Closing Date of each of the following conditions:

(a)

Purchaser has duly executed and delivered this APA, the Bill of Sale, and the Employment Agreements to Sellers, and all corporate action required to consummate the transactions contemplated hereby has been duly and validly taken by Purchaser.

(b)

The representations and warranties made to Sellers in this APA or in any document, statement, list, or certificate furnished pursuant hereto are true and correct as of the Closing Date.

(c)

Purchaser has no contingent or other liabilities connected with its business, except as disclosed in the financial statements included in the SEC Reports or that otherwise have been incurred in the ordinary course of business.

(d)

The review of Purchaser’s business, premises, operations, and financial statements by Sellers, at their expense, is satisfactory to Sellers and has not revealed any matter that, in the sole judgment of Sellers, makes the transactions on the terms herein set forth inadvisable for Sellers.

(e)

The transactions contemplated by this APA have been duly approved by Purchaser’s board of directors pursuant to Nevada Law.

(f)

Purchaser has filed all required periodic reports under the Exchange Act and has made all other such filings with the SEC and state securities regulators as may be required by Applicable Law.

(g)

No action or proceeding before any court or other governmental body has been instituted that prohibits or invalidates, or threatens to prohibit or invalidate, the transactions contemplated by this APA.

Article 7

Survival

Section 7.01

Representations and Warranties. The representations and warranties made by the Parties in this APA and all of the covenants of the Parties in this APA will survive the execution and delivery of this APA and the Closing Date and will expire on the two-year anniversary of the Closing Date. Any claim for indemnification will be effective only if notice of such claim is given by the Party claiming indemnification or other relief on or before the 24-month anniversary of the Closing Date.

Section 7.02

Obligations under APA. If the Purchaser or any of its successors or assigns consolidates with or merges into any other entity and will not be the continuing or surviving corporation or if the Purchaser or any of properties and assets are sold to another Person, then, and in each such case, proper provisions will be made in the governing documents so that the successors and assigns of Purchaser, the surviving corporation, or the buyer of Purchaser’s properties or assets, as applicable, will assume all of the obligations of Purchaser set forth in this APA.

Article 8

Certain Covenants and Additional Agreements of the Parties

Section 8.01

Approval of Sellers. The consummation of this APA and the transactions contemplated herein, including the issuance of the Zeuus Stock, constitute the offer and sale of securities under the Securities Act and applicable state securities laws. In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, Sellers will be required to acknowledge and represent in writing their acceptance of, and concurrence in, among other things, the approval of the transactions contemplated by this APA and the acceptance and receipt of the Zeuus Stock pursuant to this APA. Sellers acknowledge that such transactions will be consummated in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder and preemption from the securities registration or qualification requirements (other than notice filing and fee provisions) of applicable state laws under the National Securities Markets Improvement Act of 1996 or exemption from such state registration requirements.

Section 8.02

Effectiveness of Representations, Warranties, and Agreements. Prior to the execution of this APA, each Party has made available to the other Parties the opportunity to review any disclosures made pursuant to this APA and other information available in accordance with the provisions of this APA. Each Party has been afforded the opportunity to engage its or his own attorneys, accountants, and other advisers to assist in the review of such schedules and other information and has made its or his own decision respecting the extent to which such Party has engaged such attorneys, accountants, and other advisers. The representations, warranties, and agreements of each Party will remain operative and in full force and effect regardless of any investigation made by or on behalf of the other Parties, any Person controlling such Party, or any of its or his officers, directors, managers, members, partners, representatives, attorneys, accountants, or agents, whether before or after the execution of this APA.

Section 8.03

Access and Information.

(a)

Purchaser will: (i) afford Sellers and their respective accountants, consultants, legal counsel, agents, and other representatives (collectively, the “Sellers Representatives”) reasonable access at reasonable times, upon reasonable prior notice, to the officers, directors, employees, agents, properties, offices, and other facilities of Purchaser (including any subsidiary) and to the books and records thereof; and (ii) furnish promptly to Sellers and Sellers Representatives such information concerning the business, properties, contracts, records, and personnel of Purchaser (including financial, operating, and other data and information) as may be reasonably requested, from time to time, by Sellers and Sellers Representatives.

(b)

Sellers will: (i) afford to Purchaser and its officers, directors, employees, accountants, consultants, legal counsel, agents, and other representatives (collectively, the “Purchaser Representatives”) reasonable access at reasonable times, upon reasonable prior notice, to the accountants, agents, and other representatives of Sellers; and (ii) furnish promptly to Purchaser and the Purchaser Representatives such information concerning the properties, contracts, and records of Sellers (including financial, operating, and other data and information) as may be reasonably requested, from time to time, by Purchaser and the Purchaser Representatives.

(c)

Notwithstanding the foregoing provisions of this section, no Party will be required to grant access or furnish information to the other Parties to the extent that such access to or the furnishing of such information is prohibited by Applicable Law. No investigation by the Parties made heretofore or hereafter will affect the representations and warranties of the Parties that are herein contained, and each such representation and warranty will survive such investigation.

(d)

Each Party agrees that it or he will treat in confidence all documents, materials, and other confidential information that it or he will have obtained regarding the other Parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this APA), the investigation provided for herein, and the preparation of this APA and other related documents (collectively, the “Confidential Information”). Such Confidential Information will not be communicated to any third Person (other than to such Party’s respective counsel, accountants, financial advisers, or lenders) and will not be used for any purpose to the detriment of the other Parties. No Party will use any Confidential Information in any manner whatsoever except solely for the purpose of evaluating a possible business relationship with the other Parties. No Party and no Sellers Representative or Purchaser Representative will, during the term of this APA or at any time during the two years thereafter, irrespective of the time, manner, or cause of termination of this APA, use, disclose, copy, or assist any other Person in the use, disclosure, or copying of any Confidential Information of the other Parties.

Section 8.04

No Representation or Opinions Regarding Certain Legal Matters.

(a)

No representation or warranty is being made or legal opinion given by any Party to the other Parties regarding the treatment of this transaction for federal or state income taxation. Each Party has relied exclusively on its or his own legal, accounting, and other Tax advisers regarding the treatment of this transaction for federal and state income Taxes and on no representation, warranty, or assurance from any other Parties or such other Parties’ legal, accounting, or other advisers.

(b)

Notwithstanding the covenants respecting reliance on an exemption from registration under the Securities Act and limited preemption under Applicable Laws set forth in this Article 8, each Party acknowledges that it or he has relied exclusively on its or his own legal advisers regarding the availability of such exemption and preemption and on no representation, warranty, or assurance from any other Parties or such other Parties’ legal advisers. Inasmuch as the basis for relying on exemptions is factual, depending on the conduct of the Parties and their representatives in connection with the transactions contemplated by this APA, the Parties will not receive a legal opinion to the effect that the transactions contemplated by this APA and the issuance of the Zeuus Stock are exempt or preempted from registration under any federal or state law. Instead, the Parties will rely on the operative facts as documented by them as their basis for such exemptions.

Section 8.05

Further Assurances. Each Party will use all reasonable efforts to: (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws or otherwise to consummate and make effective the transactions contemplated by this APA; (b) obtain from any governmental entities any consents, waivers, Authorizations, or orders required to be obtained or made by them or any subsidiary in connection with the authorization, execution, and delivery of this APA and the consummation of the transactions contemplated hereby; (c) make all necessary filings, and thereafter make any other required submissions, respecting this APA required under: (i) the Securities Act and the Exchange Act, and the rules and regulations thereunder, and any other applicable federal or state securities laws; and (ii) any other Applicable Law. Each Party agrees to cooperate with the other Parties in connection with the making of all such filings, including providing copies of all such documents to the other Parties and their respective advisers prior to the filings, and if requested, each Party agrees to accept all reasonable additions, deletions, or changes suggested in connection therewith. Each Party will furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any Applicable Law in connection with the transactions contemplated by this APA.

Section 8.06

Allocation of Consideration. The allocation of the consideration paid among the Acquired Assets will be determined in accordance with Section 1060 of the Code. For purposes of and consistent with Section 1060 of the Code, the fair market value of such assets and the allocation of the consideration among the Acquired Assets will be determined by mutual agreement of the Parties. If the Parties are unable to agree as to an allocation, the allocation will be determined by a third party mutually selected by the Parties. All Tax Returns filed by the Parties respecting the transactions contemplated by this APA will be consistent with such allocation. Purchaser and Sellers will thereafter file all Tax Returns and information reports (including any Form 8594, Asset Acquisition Statement under Section 1060 of the Code) in a manner consistent with such allocation and will take no position inconsistent therewith.

Section 8.07

Sales and Transfer Taxes.

(a)

Sellers will be liable for and will pay all Taxes (whether assessed or unassessed) applicable to the Acquired Assets conveyed hereunder attributable to periods (or portions thereof) ending on or prior to the Closing Date. Purchaser will be liable for and will pay all Taxes (whether assessed or unassessed) applicable to the Acquired Assets conveyed hereunder attributable to periods (or portions thereof) beginning after the Closing Date.

(b)

Notwithstanding subsection (a) above, any Tax (excluding any income tax) directly attributable to the sale or transfer of the Acquired Assets will be paid by Sellers.

(c)

Sellers or Purchaser, as the case may be, will provide reimbursement for any Tax paid by one Party when all or a portion of which is the responsibility of the other Parties in accordance with the terms of this section 8.07. Within a reasonable time prior to the payment of any Tax, the Party paying such Tax will give notice to the other Parties of the Tax payable and the portion that is the liability of each Party, although failure to do so will not relieve the other Parties from their liability hereunder.

Section 8.08

Expenses and Fees. Each Party will be solely responsible for its or his own costs and expenses (including legal expenses, accounting expenses, and brokers or finders’ fees and expenses), and the costs and expenses of its affiliates (if any), in connection with the preparation and negotiation of this APA and the consummation of the transactions contemplated by this APA. No Party will have any obligation for paying such expenses or costs of any other Party.

Section 8.09

Additional Agreements and Covenants of the Parties; Executive Employment Agreements. Purchaser will employ Andrei Seleznev as its Vice President of Operations, Nikolay Alekseev as its Chief Design Engineer, and Ilia Alekseev, as its Production Manager to further develop the Wind Turbine Technology and Acquired Assets under the terms of their respective Executive Employment Agreements in substantially the form attached hereto as Exhibits C-1, C-2, and C-3.

Article 9

Indemnification

Section 9.01

Indemnification by Sellers. Sellers will defend, indemnify, and hold harmless Purchaser and its affiliates and their respective stockholders, directors, officers, members, managers, and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs, and expenses, including attorneys’ fees and disbursements, arising from or relating to any:

(a)

inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement or any document to be delivered hereunder; or

(b)

breach or nonfulfillment of any covenant, agreement, or obligation to be performed by Sellers pursuant to this Agreement or any document to be delivered hereunder.

Section 9.02

Indemnification Procedures. Whenever any claim arises for indemnification hereunder, the Party entitled to indemnification (the “Indemnified Party”) will promptly provide written notice of such claim to the other Party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any legal action by a Person that is not a party to this APA, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such legal action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party will be entitled to participate in the defense of any legal action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such legal action, the Indemnified Party may, but will not be obligated to, defend against the legal action in such manner as it may deem appropriate, including settling the legal action, after giving notice of its intention to settle to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and no action taken by the Indemnified Party in accordance with the defense and settlement will relieve the Indemnifying Party of its indemnification obligations herein provided for any damages resulting therefrom. The Indemnifying Party will not settle any legal action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 9.03

Cumulative Remedies. The rights and remedies provided in this Article 9 are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise

Article 10

Termination

Section 10.01

Termination. Anything contained in this APA to the contrary notwithstanding, this APA may be terminated at any time prior to the Closing Date, by:

(a)

the mutual consent of the Parties;

(b)

Purchaser in the event of any material breach by Sellers of any of the agreements, representations, or warranties of Sellers contained herein and the failure of Sellers to cure such breach within seven days after receipt of notice from Purchaser requesting such breach to be cured; or

(c)

Sellers in the event of any material breach by Purchaser of any of the agreements, representations, or warranties of Purchaser contained herein and the failure of Purchaser to cure such breach within seven days after receipt of notice from Sellers requesting such breach to be cured.

Section 10.02

Notice of Termination. Any Party desiring to terminate this APA pursuant to section 10.01 will give notice of such termination to the other Parties to this APA.

Section 10.03

Effect of Termination. In the event that this APA is terminated pursuant to this Article 10, all further obligations of the Parties under this APA (other than sections 8.03 and 8.08) will be terminated without further liability of any Party to the other Parties. But nothing herein will relieve any Party from liability for its or his willful breach of this APA.

Article 11

Miscellaneous

Section 11.01

Successors and Assigns. This APA will be binding upon, inure to the benefit of, and be enforceable by the Parties and their permitted successors and assigns. No Party will assign its or his rights and obligations under this APA without the written consent of the other Parties.

Section 11.02

Entire Agreement. This APA and its exhibits and schedules represent the entire agreement among the Parties relating to the subject matter hereof, and no other course of dealing, understanding, other agreement, covenant, representation, or warranty, written or oral, except as set forth herein or in the documents to be delivered in connection with the transactions contemplated hereby, the forms of which are attached hereto as exhibits, will be of any force or effect. Any previous agreement, arrangement, understanding, or course of dealing is expressly merged into this APA. No amendment or modification hereof will be effective until and unless the same will have been set forth in writing and signed by the Parties.

Section 11.03

Additional Documents. Each Party will cooperate in good faith and with diligence and dispatch in preparing any additional or confirmatory documents requested by any other Party in order to effectuate the terms and conditions of this APA.

Section 11.04

Notices. Any notice, demand, request, or other communication permitted or required under this APA will be in writing and will be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date so sent, if delivered by overnight courier service:

If to Purchaser to:

Zeuss, Inc.

Attn: Bassam Al Mutawa

9th Floor, 31 West 27th Street

New York, NY 10001

USA

with a copy to (which will not constitute notice):

Michael Best & Friedrich LLP

Attn: Terrell W. Smith

170 S Main Street, Suite 1000

Salt Lake City, UT 84101

Phone: (385) 695-6450

Email: twsmith@michaelbest.com

If to Sellers, to:

Andrei Seleznev

[address and email redacted]

Nikolay Alekseev

[address and email redacted]

Ilia Alekseev

[address and email redacted]

Each Party may change its or his address by written notice in accordance with this section.

Section 11.05

Nonwaiver. The rights and remedies of the Parties under this APA are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this APA will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by Applicable Law: (a) no claim or right arising out of this APA can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this APA.

Section 11.06

Rules of Construction. The normal rules of construction that require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each Party has been represented by counsel in the drafting and negotiation of this APA.

Section 11.07

Third-Party Beneficiaries. Each Party intends this APA will not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

Section 11.08

Governing Law and Jurisdiction. This APA will be governed by, construed, interpreted, and enforced according to the laws of the state of Nevada, without giving effect to any choice or conflict of law provision or rule (whether the state of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Nevada.

Section 11.09

Consent to Jurisdiction and Venue.

(a)

Each Party hereby consents to the jurisdiction of all state and federal courts located in Las Vegas, Nevada, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of injunctive relief in connection with this APA, including any proceeding relating to ancillary measures in aid of arbitration, provisional remedies, and interim relief or any proceeding to enforce any arbitral decision or award. Each Party hereby expressly waives any and all rights to bring any suit, action, or other proceeding in or before any court or tribunal other than the courts described above and covenants that it or he will not seek in any manner to resolve any dispute other than as set forth in this APA or to challenge or set aside any decision, award, or judgment obtained in accordance with the provisions hereof.

(b)

Each Party hereby expressly waives any and all objections it or he may have to venue, including the inconvenience of such forum, in any of such courts. In addition, each Party consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with this APA. Notwithstanding the aforementioned waiver of venue objection, each Party mutually agrees to initially attempt to resolve any dispute in Nevada, subject to the governing law provided above, before relocating to an alternate venue if necessary.

Section 11.10

Waiver of Jury Trial. Each Party hereby voluntarily and irrevocably waives trial by jury in any action or other proceeding brought in connection with this APA or any of the transactions contemplated hereby.

Section 11.11

Arbitration; Costs and Attorney Fees. Any dispute involving the interpretation, application, or enforcement of this APA will be submitted to binding arbitration before the American Arbitration Association, whose rules applicable to commercial disputes will apply except as modified by this section. The arbitration hearing will take place in Las Vegas, Nevada, before one arbitrator, who will be a retired judge (unless none is reasonably available). The arbitrator will submit written findings of fact and conclusions of law. The arbitrator will have authority only to interpret and apply provisions of this APA and will have no authority to add to, subtract from, or modify terms of this APA. The judgment of the arbitrator will be binding and may be entered as a final judgment by any court having jurisdiction over the Parties. In the event that any Party will initiate arbitration based on this APA, or take other permitted legal action for the enforcement or interpretation of any of the provisions of this APA, including such suit or action as may be necessary or germane to resolve or address any issues peculiar to federal bankruptcy law, the prevailing party in such action will, in addition to whatever judgment is rendered or award granted on its or his behalf, be entitled to its or his reasonable costs and expenses in connection with such action, including reasonable attorney’s fees.

Section 11.12

Severability. If any portion of this APA is finally determined by any court or governmental agency of competent jurisdiction to violate Applicable Law or otherwise not to conform to requirements of Applicable Law and, therefore, to be invalid, the Parties will cooperate to remedy or void the invalidity, but in any event, will not upset the general balance of relationships created or intended to be created between them as manifested by this APA and the instruments referred to herein. Except insofar as it would be an abuse of the foregoing principle, the remaining provisions hereof will remain in full force and effect.

Section 11.13

Time is of the Essence. Time is of the essence of this APA.

Section 11.14

Counterparts; Execution. This APA may be executed in multiple counterparts of like tenor, each of which will be deemed an original but all of which taken together will constitute one and the same instrument. Counterpart signatures of this APA that are manually signed and delivered by facsimile transmission; by a uniquely, marked computer-generated signature; or by other electronic methods, will be deemed to constitute signed original counterparts hereof and will bind the Parties signing and delivering in such manner and will be the same as the delivery of an original.

IN WITNESS WHEREOF, the Parties have executed this APA as of the dates set forth below.

PURCHASER:

ZEUUS, INC.

By: /s/ Bassam Al Mutawa

Name: Bassam Al Mutawa

Its: President and Chairman

Date: 12/5/21

SELLERS:

/s/ Andrei Seleznev

Andrei Seleznev

Date: 12/5/21

/s/ Nikolay Alekseev

Nikolay Alekseev

Date: 12.05.2021

/s/ Ilia Alekseev

Ilia Alekseev

Date: 12.05.2021

EXHIBIT A

ACQUIRED ASSETS

All Intellectual Property, code, and other intangibles and all related documentation associated with the Wind Turbine Technology application in its finished and developmental (raw code) states, including all that is expressly illustrated and described in the technical overview sheet that was developed as documentation for Wind Turbine Technology, the associated logins credentials to all necessary third-party systems, all plans, research, documents, programs, software, work-in-progress, designs, prototypes, experimental results, and related technical information underlying the origination and development of the Wind Turbine Technology.

[Wind Turbine Technology Specifications excluded to

protect confidential and proprietary information]

A-1

EXHIBIT B

GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE (this “Bill of Sale”) is made and entered into effective as of the date of the last signature (the “Effective Date”), by and among ANDREI SELEZNEV, NIKOLAY ALEKSEEV, and ILIA ALEKSEEV (“Assignors”), and ZEUUS, INC., a Nevada corporation (“Assignee”).

Recitals

Assignors and Assignee are parties to that certain Asset Purchase Agreement dated May 6th, 2021 (the “APA”). It is contemplated that this Bill of Sale will be entered into on the Closing Date by Assignors and Assignee pursuant to section 2.02 of the APA. The capitalized terms used in this Bill of Sale without definition have the meanings given them in the APA.

Assignment

NOW, THEREFORE, for in in consideration of the foregoing recital and mutual covenants, terms, and conditions contained herein, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, Assignors and Assignee agree as follows:

1.

Assignment. Assignors hereby assign, transfer, and convey to Assignee all of Assignors’ right, title, and interest in, and to the Acquired Assets, and all claims and causes of action accruing before or after the Effective Date related thereto whether accruing before, on, or after the Effective Date, including all rights of priority based on the Acquired Assets, and any and all patent or patents granted thereon, in, and to all rights of any kind whatsoever of Assignors accruing before, on, or after the Effective Date under any provisions provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world; any and all claims and causes of action, respecting any of the foregoing, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, misappropriation, violation, misuse, breaches, or default, with the right to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.

Further Assurances. Each of Assignors and Assignee covenants and agrees that, at any time and from time to time, it or he will do, execute, acknowledge, and deliver any and all other acts, deeds, assignments, transfers, conveyances, or other instruments necessary or proper to carry out the assignment and conveyance intended to be made hereby.

3.

Successors and Assigns. This Bill of Sale will be binding upon and inure to the benefit of Assignors and Assignee and their respective successors and assigns.

4.

Counterparts; Execution. This Bill of Sale may be executed in multiple counterparts of like tenor, each of which will be deemed an original but all of which taken together will constitute one and the same instrument. Counterpart signatures of this Bill of Sale that are manually signed and delivered by facsimile transmission; by a uniquely, marked computer-generated signature; or by other electronic methods, will be deemed to constitute signed original counterparts hereof and will bind the Party signing and delivering in such manner and will be the same as the delivery of an original.

B-1

IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed on the date set forth above.

ASSIGNORS:

/s/ Andrei Seleznev

Andrei Seleznev

Date: 12.05.21

/s/ Nikolay Alekseev

Nikolay Alekseev

Date: 12.05.2021

/s/ Ilia Alekseev

Ilia Alekseev

Date: 12.05.2021

ASSIGNEE:

ZEUUS, INC.

By: /s/ Bassam Al Mutawa

Name: Bassam Al Mutawa

Its: President and Chairman

Date: 12/5/21

B-2

EXHIBIT C

FORM OF EXECUTIVE EMPLOYMENT AGREEMENT